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                                  EXHIBIT 11

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF INCOME PER COMMON SHARE
                                  (UNAUDITED)

                                                        Three Months Ended
                                                           June 30, 1997
                                                     _________________________
                                                     (In Thousands of Dollars)
INCOME FOR PRIMARY AND FULLY DILUTED COMPUTATION:

Net Income:
    As reported                                             $     7,294
    Adjustments - none                                                -
                                                            -----------
    As adjusted                                             $     7,294
                                                            ===========
PRIMARY EARNINGS PER SHARE:
    Weighted average shares of common stock outstanding 14,220,388 Incremental shares issuable from assumed exercise of
      stock options under the treasury stock method             115,311
                                                            -----------
    Weighted average shares of common stock outstanding,
      as adjusted                                            14,335,699
                                                            ===========
    Primary earnings per share:

      Net income                                                   0.51
                                                            ===========

FULLY DILUTED EARNINGS PER SHARE:
    Weighted average shares of common stock outstanding 14,220,388 Incremental shares issuable from assumed exercise of
      stock options under the treasury stock method             125,175
                                                            -----------
    Weighted average shares of common stock outstanding,
      as adjusted                                            14,345,563
                                                            ===========

    Fully diluted earnings per share:

      Net income                                                   0.51
                                                            ===========
_____________________

   This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K; the amount of dilution illustrated in this calculation is not required to be disclosed pursuant to paragraph 14 of Accounting Principles Board Opinion No. 15.